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                                                                   Exhibit 10.31


                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


         This AGREEMENT OF PURCHASE AND SALE OF ASSETS is entered into as of the 30 day of June, 1998, by and between Video Aire, ("Seller"), and Venturi Technology Enterprises, Inc., a Nevada corporation, having its principal office at 1327 North State Street, Orem, Utah 84057 ("Purchaser").

         WHEREAS, Seller owns and operates a carpet cleaning business located in the Ft. Worth, TX area;

         WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser the Seller's Assets connected with the Seller's business in exchange for Purchaser's common stock upon the terms described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1. Purchase and Sale of Business. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller all of Seller's interest in all the business assets, goodwill and rights owned by Seller and used in the operation of Seller's business ("Seller's Assets"), including (i) the right to use Seller's business name, (ii) the assets listed in the Bill of Sale and Assignment attached as Exhibit "A", (iii) the assets listed on the Balance Sheet described in Section 5.3, except for assets disposed of in the ordinary course of Seller's business between the Balance Sheet Date and the Closing Date, and
(iv) all patents, licenses, trademarks, service marks, service names, trade names, copyrights, and applications therefor. Seller shall transfer Seller's Assets free and clear of all liabilities and liens except as provided by this Agreement.

         2.       Payment for Seller's Assets.

         2.1 Stock for Seller's Assets. As full payment for Seller's Assets, Purchaser shall, at the Closing, cause to be issued to Seller _______ (96,000) shares of Purchaser's $.001 par value common stock (the "Shares").

         2.2 Restricted Stock. The Shares issued to Seller under this Agreement have not been registered with the Securities and Exchange Commission, nor have the Shares been qualified under the securities laws of any state. The Seller acknowledges that the Shares are subject to the following restriction which will be printed in the following form on the certificates representing the
Shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
         BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
         AMENDED (THE "ACT") OR QUALIFIED UNDER THE SECURITIES
         LAWS OF ANY STATE (THE "LAW"). SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID SHARES NOR ANY
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         INTEREST THEREIN MAY BE SOLD OR OFFERED FOR SALE IN THE
         ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND QUALIFICATION UNDER THE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID SALE OR OFFER.

Seller represents the following to Purchaser in order to establish exemptions from registration under Federal and state securities laws. Seller is acquiring the Shares for its own account, for investment, and not for resale in connection with any distribution thereof. Seller has such knowledge and experience in business and financial matters that it is capable of evaluating the risks of obtaining the Shares. Seller understands the speculative nature of the Shares. Seller has adequate net worth and means to provide for its current needs and to sustain a complete loss of its investment. Seller has no need of liquidity of its investment. Seller understands that at present no public market exists, and that a public market may never exist, for the Shares and that the Purchaser is under no obligation to provide a market for the Shares.

         2.3 Restriction on Resale. Except as provided below, Seller shall not, without the prior written consent of the Purchaser, offer for sale, sell, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the Shares, in any manner whatsoever, whether pursuant to SEC Rule 144 or otherwise, prior to the date that is one (1) year after the Closing Date; provided however, that a certain number of Shares shall be released from this restriction on the following schedule:

                           5% of the total initial amount of the Shares shall be released each month during the thirteenth (13th) through sixteenth (16th) month after the Closing Date;

                           8% of the total initial amount of the Shares shall be released each month during the seventeenth (17th) through twenty-first (2lth) month after the Closing Date; and

                           10% of the total initial amount of the Shares shall be released each month during the twenty-second
                           (22nd) through twenty-fourth (24th) month after the Closing Date.

The certificates representing the Shares shall contain, for so long as this restriction remains in effect, a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THE SHARES REPRESENTED BY THIS


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CERTIFICATE THAT THE SHARES MAY NOT BE OFFERED OR SOLD FOR A CERTAIN PERIOD OF
TIME AFTER THE DATE OF ISSUANCE.

         2.4 Right of Rescission. Either party may rescind this Agreement by personally delivering a written notice of rescission to the other party. The rescission cannot occur earlier than sixty days after the Closing Date, and it cannot occur later than ninety days after the Closing Date. If there is a rescission, each party shall return as close as reasonably possible the other party to its position prior to the Closing. Specifically, Seller shall return the stock certificates and shall assume the liabilities assumed by Purchaser on behalf of Seller, and Purchaser shall return Seller's Assets (or their net value). The terms of any Non-Competition or Non-Disclosure agreements shall continue in effect regardless of a rescission.

         2.5 Consent to Dilution. Seller understands that Purchaser plans to acquire other businesses and assets by issuing stock, and that Purchaser may issue shares of its stock for other reasons in the future. Seller understands and consents that future issuance of stock will dilute Seller's proportionate ownership of Purchaser.

         2.6 Liabilities Undertaking. At the Closing Purchaser shall sign a Liabilities Undertaking in the form of the attached Exhibit "B, " pursuant to which Purchaser shall assume to pay or discharge the obligations set forth therein.

         3. Closing. The Closing shall take place at 10:00 a.m. on the 30th day of June, 1998, at Purchaser's office or at such other time and place as the parties agree, but in no event to a date later than July 15, 1998.

         4.       Seller's Obligations at Closing; Further Assurances.

         4.1      At the Closing, Seller shall deliver to Purchaser:

                  4.1.1 a cashier's or certified check payable to Purchaser in the amount of Seller's cash on hand and in banks, less the amount necessary for all uncleared checks to clear which are in payment of liabilities assumed by Purchaser hereunder (and Seller agrees to keep enough money in the bank for such checks to clear) or, at Purchaser's option, an assignment of all of Seller's bank accounts;

                  4.1.2 a Bill of Sale and Assignment signed by Seller in the form attached as Exhibit "A";

                  4.1.3 any other instruments of assignment and transfer necessary to vest in Purchaser good and marketable title to Seller's Assets;

                  4.1.4 all contracts and records relating to Seller's Assets;
         and


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                  4.1.5 all documents required by this Agreement.

         4.2 At any time after the Closing, Purchaser may request and Seller must sign and/or deliver any documents necessary to transfer and assign to Purchaser, and confirm Purchaser's title to Seller's Assets, and to assist Purchaser in the exercise of all rights thereto. After the Closing, Seller shall have access to the books and records pertaining to its operations.

         4.3 Purchaser shall have the right to collect all receivables transferred to Purchaser under this Agreement and to endorse Seller's name on checks received for such receivables. Seller shall transfer to Purchaser any cash or other property Seller receives for such receivables.

         4.4 Seller shall pay any income taxes payable as a result of this transaction, and shall indemnify Purchaser from any income tax liability that may result from this transaction.

         4.5 The parties agree to allocate the purchase price among the Seller's Assets as set forth in Schedule 4.5.

         5. Representations and Warranties by Seller. Seller represents and warrants to Purchaser as follows:

         5.1 Organization, Standing and Qualification. Seller is an individual doing business as a sole proprietorship under the business name "Video Aire". Seller is not a corporation, limited liability company or a partnership. Seller is authorized to carry on its business as now conducted and to own and operate its properties in the places where such properties are now located; and Seller is authorized and licensed to do business in the states where such is required.

         5.2 Execution and Performance of Agreement; Authority. The performance of this Agreement by Seller will not result in a default or breach of any other agreement to which Seller is a party. Seller has the authority to enter into this Agreement.

         5.3 Financial Statements. The copies of the following financial statements given to Purchaser and prepared by Seller (called the "Financial Statements") are complete and correct, have been prepared from the records of Seller in accordance with generally accepted accounting principles and fairly present the financial condition of Seller as of their dates and the results of its operations for the periods covered thereby:

                  5.3.1 an unaudited balance sheet of Seller (the "Balance Sheet") as of 12-31 1997, (the "Balance Sheet Date") and Seller's unaudited income or cash flow statement for the - week period ended 12-31-97.

Such statements of earnings do not contain any items of special income or any other income not earned in the ordinary course of business except as specified therein, and such interim financial


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statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

         5.4 Absence of Undisclosed liabilities. Except as reflected on the Balance Sheet, as of the Balance Sheet Date Seller had no debts or obligations of any nature whatsoever, including any tax liabilities incurred in respect of Seller's income, or its period prior to the close of business on the Balance Sheet Date or any other debts or obligations relating to any act, omission or other condition which occurred or existed on or before the Balance Sheet Date.

         5.5 Taxes. All taxes and assessments imposed by any taxing authority, whether federal, state, local, foreign or otherwise which are due or payable by Seller, and all interest and penalties thereon, have been paid in full. All tax returns required to be filed have been accurately prepared and filed and all deposits required to be made by Seller with respect to employees' withholding taxes have been made.

         5.6      Absence of Changes or Events. Except as may be set forth in
Schedule 5.6, since the Balance Sheet Date, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         5.7 Litigation. Except as set forth in Schedule 5.7 there is no claim, order, investigation or other proceeding, against Seller, its employees, its properties, or business or the transactions contemplated by this Agreement, and Seller knows of no basis for the same.

         5.8 Compliance With Laws and Other Instruments. Except as set forth in Schedule 5.8, Seller has complied with all laws applicable to its business. The ownership and use of Seller's Assets as well as the conduct of its business will not conflict with the rights of any other person or entity, and will not cause a default under any agreement to which Seller is a party. Seller is not aware of any proposed laws, condemnations or other proceedings which would affect its business or Seller's Assets.

         5.9 Title to Properties. Seller has good title to Seller's Assets. None of Seller's Assets are subject to any lien, lease, license, or adverse claim except (i) as expressly set forth in the Balance Sheet as securing specific liabilities or as otherwise expressly permitted by the terms of this Agreement, or (ii) insubstantial imperfections of title which have arisen in the ordinary course of business. Seller's Assets are in good operating condition and repair, are suitable for the purposes used, and are adequate for all current operations of Seller.

         5.10 Environmental Compliance. Except as set forth in Schedule 5. 10, Seller's business is being operated in compliance with all environmental laws and with all terms of required permits and licenses.


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         5.11     Environmental Notices. Except as set forth in Schedule 5.1.1,
Seller is not aware of any circumstances that may interfere with its compliance with environmental laws or which may give rise to any liability, or which would otherwise form the basis of any claim or investigation, and that is based on Seller's manufacture, storage, disposal, transport, or handling, or the release into the environment, of any hazardous substance.

         5.12 Environmental Claims. Except as set forth in Schedule 5.12, there is no claim, investigation, or proceeding pending or threatened against Seller, in connection with the Seller's Assets or its business relating to environmental laws.

         5.13 Environmental Permits. Except as set forth in Schedule 5.13, Seller currently maintains all material government permits, licenses and agreements required to operate Seller's Assets and business, and has complied with all requirements relating thereto.

         5.14 Schedules. Schedule 5.14 contains a complete list and description of:

                  5.14.1 All real property in which Seller has any ownership or other interest and which is used in connection with the operation of its business.

                  5.14.2 As of a date no earlier than June 30, 1997, all of Seller's receivables with detailed information on each receivable which has been outstanding more than 30 days.

                  5.14.3 All equipment, motor vehicles, and other personal property (other than inventory and supplies), owned or leased by Seller setting forth a summary description of all leases, claims, and conditions relating thereto.

                  5.14.4 All patents, trademarks, service marks, service names, trade names, and copyrights together with any registrations, applications and licenses related thereto, owned by Seller or used in the operation of Seller's business.

                  5.14.5 All insurance policies insuring Seller or its assets, specifying the name of the insurer, the risk insured against, the limits of coverage, the deductible amount, the premium rate and the date through which coverage will continue by virtue of premiums already paid.

                  5.14.6 All contracts or agreements relating to the Assets to which Seller is a party.

                  5.14.7 All loan agreements, conditional sale agreements, security agreements, guaranties, and leases to which Seller is a party.

                  5.14.8 All employment and consulting agreements, compensation plans, pension plans or retirement plans, group life, health and accident insurance and other employee


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         benefit plans, including holiday, vacation, Christmas and other bonus practices, to which Seller is a party.

                  5.14.9 The name of all banks where Seller has accounts or safe deposit boxes and the names of all persons authorized to sign on the accounts or have access to the boxes; and the names of all persons holding tax or other powers of attorney from Seller and a summary of the terms thereof.

All of the agreements, leases and licenses required to be listed on Schedule
5.14 (other than those which have been fully performed) are valid and binding, and except as otherwise specified in Schedule 5.14, assignable to Purchaser without the consent of any other party so that, after assignment to Purchaser, Purchaser will be entitled to the full benefits thereof. Except as disclosed in
Schedule 5.14, no payment required to be made under any such agreement, lease or license has been prepaid more than 30 days prior its due date, and there is not any default, or event which would constitute a default, and none of such agreements, leases or licenses is unduly burdensome or adverse to Seller's Assets or business or likely to result in any material loss or liability. None of Seller's existing or completed contracts is subject to renegotiation with any government body.

         5.15 No Guaranties. No obligation of Seller is guaranteed by any other person or entity, nor has Seller guaranteed any obligation of any other person or entity.

         5.16 Receivables. All Seller's receivables have arisen only from transactions in the ordinary course of business and shall be fully collected within 90 days after each receivable arose, without offset or resort to litigation, except for an allowance for doubtful accounts computed as a percentage of sales consistent with prior practices as reflected on the most recent annual Financial Statement.

         5.17 Records. The accounting books of Seller are complete and correct, and no transactions which are required to be recorded therein have been omitted.

         5.18 Absence of Certain Business Practices. Neither Seller nor any employee or agent of Seller has within the past five years agreed to give any gift to any customer, supplier, government employee or other person who may be in a position to help or hinder, the business of Seller which (i) might subject Seller to liability in any proceeding, (ii) if not given in the past, might have had an adverse effect on the Seller's Assets or business as reflected in the Financial Statements, or (iii) if not continued in the future, might adversely affect Seller's Assets or business, or which might subject Seller to liability in any proceeding.

         5.19 Disclosure. All of Seller's representations made in this Agreement and its related documents are true and contain no untrue statements and do not omit important facts. Seller has disclosed to Purchaser in writing all the adverse facts concerning the Seller's Assets and its


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business. The effectiveness of the representations are not altered or waived by the fact that Purchaser might have known that any of the representations are inaccurate.

         5.20 No Conflict. Performance of this Agreement by Seller will not conflict with any regulations or agreements to which Seller is a party. No authorization or filing, which has not already been completed, is necessary for Seller to perform this Agreement.

         6. Representations and Warranties by Purchaser. Purchaser represents and warrants to Seller as follows:

         6.1 Organization. Purchaser is a corporation organized and in good standing under the laws of the State of Nevada and has full authority to enter into this Agreement and to carry on its business and to own and operate its properties.

         6.2 Authorization and Approval of Agreement. All actions required to be taken by Purchaser relating to the singing of this Agreement shall have been taken at or prior to the Closing.

         6.3 Execution and Performance of Agreement. The performance of this Agreement by Purchaser will not result in a default of any Agreement to which Purchaser is a party. Purchaser has the authority to enter into this Agreement.

         6.4 Litigation. There is no claim, order, investigation or other proceeding, against Purchaser relating to the transactions contemplated by this Agreement and Purchaser does not know or have any reason to be aware of any basis for the same.

         7.       Conduct of Business Prior to Closing.

         7.1 Prior to the Closing, Seller shall conduct its business only in a manner consistent with its prior practice and shall preserve its assets and properties in good condition and maintain insurance thereon in accordance with present practices, and Seller will use its best efforts (i) to preserve the business and organization of Seller intact, (ii) to keep available the services of Seller's present employees, agents and independent contractors, (iii) to preserve the goodwill of Seller's suppliers, customers, landlords and others having business relations with it, and (iv) to cooperate with Purchaser and assist in obtaining the consent of any party to any lease or contract with Seller where the consent of such party may be required by reason of this Agreement.

         7.2 If there is a change in any information contained in this Agreement or its related documents prior to closing, Seller shall give Purchaser prompt written notice.

         7.3 Seller shall consult with and follow the recommendations of Purchaser with respect to (i) canceling agreements to which Seller is a party, including purchase orders and commitments for capital expenditures or improvements, (ii) discontinuing particular items or


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operations and (iii) purchasing, pricing or selling policy (including selling merchandise at discounts); provided, however, that nothing contained in this Section shall require Seller to take action that is likely to result in a penalty or claim for damages against Seller, or in losses to Seller, or to interfere with the conduct of Seller's business consistent with prior practice, or to result in a breach by Seller of any of its representations contained in this Agreement (unless the breach is waived by Purchaser).

         8. Access to Information and Documents. Upon Purchaser's request, Seller shall give Purchaser access to Seller's personnel and all its properties, documents and records and shall furnish copies of documents requested by Purchaser. Purchaser shall not improperly disclose the same prior to the Closing. The information gathered by Purchaser under this Section shall not affect Purchaser's right to rely on the representations made in this Agreement.

         9.       Employment Matters.

         9.1 Purchaser intends to provide employment to as many of Seller's current employees as possible. Schedule 9.1 is a list of all Seller's employees as of the date of this Agreement, including the compensation for each employee. Prior to the Closing Date, Purchaser shall provide Seller a list of employees whom Purchaser does not intend to employ after the Closing Date. All remaining employees shall become the employees of Purchaser on the Closing Date.

         9.2 Within a reasonable period following the Closing Date Purchaser shall provide training and support to Seller's employees to enable them to use and sell Purchaser's products and services.

         10. Bulk Sales Compliance. Purchaser waives Seller's compliance with the Bulk Sales Law of any state. Seller agrees to pay all claims of creditors which could be asserted against Purchaser because of such noncompliance unless such claims are assumed by Purchaser under this Agreement. Seller indemnities Purchaser against any liability or expense, including attorneys' fees, incurred by Purchaser by reason of the failure of Seller to pay such claims.

         11. Non-Competition Agreement. Seller shall sign at or prior to the Closing a Non-Competition and Continuity of Business Dealings Undertaking in the form of Exhibit "C.

         12. Conditions to Purchaser's Obligations. All obligations of Purchaser under this Agreement are subject to, at Purchaser's option, each of the following conditions at or prior to the Closing, and Seller shall use its best efforts to cause each condition to be fulfilled:

         13.1 All representations of Seller in this Agreement or the related documents shall be correct when made and shall be deemed to have been made again as of the Closing Date, and shall then be correct except for changes allowed under the terms of this Agreement.


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         13.2     All duties required by this Agreement to be performed by
Seller at or before the Closing shall be performed.

         13.3 Since the date of this Agreement there shall be no material adverse change in the condition of Seller's Assets or its business.

         13.4 All documents required to be delivered to Purchaser at or prior to the Closing shall be delivered.

         13.5 Seller shall obtain written consents to the transfer or assignment to- Purchaser of all agreements of Seller where the consent of any other party may be required.

         14. Conditions Precedent to Seller's Obligations. All obligations of Seller at the Closing are subject to, at Seller's option, each of the following conditions at or prior to the Closing, and Purchaser shall use its best efforts to cause each condition to be fulfilled:

         14.1 All representations of Purchaser contained in this Agreement or the related documents shall be correct when made and as of the Closing.

         14.2 All duties required by this Agreement to be performed by Purchaser at or before the Closing shall be performed.

         13.      Indemnification.

         15.1     Seller indemnities and agrees to hold Purchaser harmless from:

                  15.1.1 any loss suffered by Purchaser because a representation was not true, a warranty was breached or a duty was not performed by Seller contained in this Agreement or a related document;

                  15.1.2 any loss suffered by Purchaser in connection with any of Seller's liabilities which are not assumed by Purchaser under the Liabilities Undertaking;

                  15.1.3 any liabilities or debts of Seller, which exist as of the Balance Sheet Date or which arise after that date but which are based upon any transaction, state of facts or other condition which occurred on or before the Balance Sheet Date, except to the extent reflected on the Balance Sheet;

                  15.1.4 any liabilities or debts of Seller, which exist as of the Closing Date or which arise after that date but which are based upon any transaction, state of facts or other condition which occurred on or before the Closing Date, except to the extent (i) reflected on the Balance Sheet or incurred after the Balance Sheet Date in connection with a purchase in the ordinary course of Seller's business and in conformity with the


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         representations contained in this Agreement, and (ii) assumed by
         Purchaser under the terms of the Liabilities Undertaking; and

                  15.1.5 any claims, judgments and expenses, including legal fees, incurred for any of the foregoing or for attempting to avoid or oppose the same or for enforcing this indemnity.

         15.2 Purchaser hereby agrees to indemnify and hold Seller harmless from:

                  15.2.1 any loss suffered by Seller because a representation was not true, a warranty was breached or a duty was not performed by Purchaser contained in this Agreement or a related document;

                  15.2.2 any liabilities or debts of Seller assumed by Purchaser under this Agreement; and

                  15.2.3 any claims, judgments and expenses, including legal fees, incurred for any of the foregoing or for attempting to avoid or oppose the same or for enforcing this indemnity.

         16. Nature and Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall remain effective after the Closing.

         17. Notices. Any notices described under this Agreement shall be in writing and shall be deemed given when personally delivered or mailed by first class registered mail, return receipt requested, addressed to the parties at the addresses set forth above.

         18.      Arbitration.

         18.1 Any action, dispute, controversy or claim between or among the Parties, whether sounding in contract, tort, or otherwise ("Dispute") shall, at the request of any Party, be resolved by arbitration as set forth below, and shall include any Dispute arising out of or relating to this Agreement or any agreements or instruments relating to this Agreement or delivered in connection with this Agreement. Any such Dispute shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in Salt Lake City, Utah. The arbitrator(s) shall have the qualifications set forth in Section 18.2. All statutes of limitation which would otherwise be applicable in a judicial action brought by a Party shall apply to any arbitration proceeding under this Agreement.

         18.2 The arbitrator(s) shall be selected in accordance with the rules of the American Arbitration Association from panels maintained by the Association. A single arbitrator shall be knowledgeable in the subject matter of the arbitration proceeding. If more than one arbitrator is


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selected, at least one of the arbitrators must be knowledgeable in the subject matter of the Dispute and at least one of whom must be a practicing attorney. If more than one arbitrator is selected, the controversy shall be decided by a majority vote of the arbitrators. The arbitrator(s) shall award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees, and court costs). The arbitrator(s) also may grant provisional or ancillary remedies such as, for example, injunctive relief, attachment, or the appointment of a receiver, either during the pendency of the arbitration proceeding or as part of the arbitration award.

         18.3 Notwithstanding the applicability of other law to any agreements or instruments between or among the Parties, the Federal Arbitration Act, 9 U.S.C. Sec. I et seq. Shall apply to the construction and interpretation of this Agreement.

         18.4 The Parties acknowledge that they have read and understand the following disclosures:

                  ARBITRATION CAN BE FINAL AND BINDING ON THE PARTIES.

                  THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

                  PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS.

                  ARBITRATORS' AWARDS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED.

         19. Legal and Other Costs. In the event that any party defaults in its obligations under this Agreement and, as a result thereof, another party seeks to legally enforce its rights hereunder against the defaulting party, then, in addition to all damages and other remedies to which the non-defaulting party is entitled by reason of such default, the defaulting party shall be liable for and shall promptly pay to the non-defaulting party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the non-defaulting party in connection with such enforcement.

         20.      Miscellaneous.

         20.1 This writing contains the entire agreement of the parties concerning the subject matter hereof and it may not be amended or terminated except by a written agreement signed by all the parties.


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         20.2     No waiver of any default is valid unless in writing and signed by the waiving party, and no such waiver shall be deemed a waiver of any subsequent default.

         20.3 This Agreement shall be binding upon and inure to the benefit of each corporate party, its successors and assigns, and each individual party hereto and his/her heirs, personal representatives, successors and assigns.

         20.4 The paragraph headings are for the purposes of convenience only and are not intended to define or limit the contents of the paragraphs.

         20.5 Each party shall cooperate and take such further action as may be reasonably requested by any other party to carry out the provisions and purposes of this Agreement.

         20.6 This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

         20.7 This Agreement and any amendments shall be governed by and construed in accordance with law of the State of Utah.

         20.9 Any information revealed pursuant to this Agreement or previously in the course of negotiations shall be held in confidence and solely for the purpose of consummating this Agreement in allowing the parties to exercise prudent care. If this Agreement is not consummated, no further use shall be made of such information (except to the extent such information was already known prior to this Agreement) and the parties may be held accountable for any unauthorized use. If this Agreement is not consummated, the parties shall return all documents received from any party in connection with this Agreement. If this Agreement is consummated, neither party shall disclose any information concerning the other party's business or the terms of this Agreement except (i) as approved by the other party, (ii) as necessary for the conduct of the Purchaser's or Seller's business, (iii) as required by law, or (iv) as is ascertainable from public information.

         20.10 Each provision of this Agreement shall be interpreted in such a way as to be valid under all laws, but in case any of the provisions shall be held to be illegal or unenforceable, such illegality or unenforceability shall not affect any other provision and this Agreement shall be interpreted as if the invalid provision was not included unless the absence of such provision would make completing the transactions contemplated hereby unreasonable.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

                                        SELLER:  VIDEO-AIRE



                                        /s/ [illegible signature]
                                        -------------------------------------



                                        PURCHASER:
                                        VENTURI TECHNOLOGY ENTERPRISES, INC.,
                                        a Nevada corporation


                                        By: /s/ Gaylord Karren
                                            ---------------------------------
                                        Its: CEO


                                       14